Exhibit 99.7: Operating expenses guarantee agreement

GUARANTEE

This guarantee (the “Guarantee”) is made on 18th December 2006 by:

MC Shipping Inc. hereinafter called “MCX”, a company constituted under Liberian law whose principal office is at Richmond House 12 Par-la-ville Road, Bermuda in favour of

”Beteiligungsgesellschaft LPG Tankerflotte mbH & Co. KG”, a partnership organised and existing under the laws of Germany whose registered office is at Palmaille 67, 22767 Hamburg, Germany, which is or will become the owner (“Owner”) of the MV “Auteuil”, “Cheltenham”, “Coniston”, “Deauville”, “Longchamp” and “Malvern” (“Vessel” or “Vessels”).

1	BACKGROUND AND DEFINITIONS

1.1
The Owner and Bridge Marine Ltd., 80 Broad Street, Monrovia, Liberia (the “Charterer”), have agreed to enter into a Time Charter for each of the vessels for a period of 4 years plus Charterers option for a further 1 option 1 year by separate agreements upon terms and conditions therein contained.

1.2
It is a condition precedent to the agreements of the Owner to enter into the terms and conditions therein agreed and attached hereto an Exhibit 1 (the “Charter” or “Charters”) that MCX agrees to enter into this Guarantee.

1.3	Words and expressions defined in the Charter shall have the same meaning when used in this Guarantee unless otherwise defined in this Guarantee or the context otherwise requires.

1.4	The following terms shall have the following meanings when used in this Guarantee:

“Business Days” means a day (other than a Saturday or Sunday) on which banks are open for business in New York, Rotterdam or Hamburg;

2	GUARANTEE

2.1
In consideration of the Owner entering into the Charter, and other good and valuable considerations (the receipt and sufficiency whereof MCX hereby acknowledges) MCX hereby unconditionally and irrevocably guarantees to the Owner the difference between the Full Management Budget (the “Budget”), attached hereto an Exhibit 1 and the actual Ship Operation Expenses including Ship Management and ship managers Administration Costs as stated in the Profit and Loss account, as approved by the chartered Accountant of the Owner (the “Profit and Loss account”) for the years 2006 (period between actual delivery of the Vessel under the Charter and 31.12.2006), 2007, 2008, 2009 and 2010 (period between 1.1. 2010 and date of fourth anniversary of delivery of the Vessels under the Charter but excluding any operating costs paid by insurers or third parties (the “Guaranteed Liabilities”).

The guarantee of MCX shall be limited to an amount of USD 135 p.d. and shall be valid and effective for the period of four (4) years after delivery of the vessel into the Charter and shall be valid and binding irrespective of the validity of the Charter. To avoid doubt the guarantee does not include Guarantees on dry dock or special survey costs.

2.2
The guarantee contained in Clause 2.1 is a primary obligation and not merely a surety. MCX hereby waives, to the fullest extent permitted by applicable law, any right, defence or objection of a surety which might otherwise be available to it as guarantor of the Guaranteed Liabilities.

2.3	The obligations of MCX contained in Clause 2.1:

(a)	are in addition to and not in substitution for any other guarantee and/or indemnity and/or any other security which the Owner may at any time hold for the Guaranteed Liabilities ; and

(b)	may be enforced by the Owner in its discretion without first having recourse to any other guarantee and/or indemnity or any such security, provided

(i)	the parties agreed on any amount due or

(ii)
in case of a failing agreement between the Parties, damages are subject of a final award or final judgement from the competent court nominated in this guarantee to be due, owing or payable to the Owner.

(c)	The Owner shall not seek for additional payment from another party, if the Guarantor has fulfilled it’s obligations under this Guarantee.

3	NOTICES

3.1	Any notice or other communication under, or in connection with the matters contemplated by, this Guarantee shall be addressed to the recipient and sent to:

(a)	in the case of a communication to MCX to:

MC Shipping Inc
care of MC Shipping SAM
Gildo Pastor Centre
7 Rue du Gabian
MC 98000 Monaco
Monaco Fax 0037797974999 or via E mail to
OPS@MCSHIPPING.COM

and in the case of a fax shall be effective at time of receipt by the sender of a successful transmission report. All notices or other communication to be given or made pursuant to this Clause 3.1(a) sent to the Charterer by way of fax are also to be confirmed by letter. This letter must be dispatched as soon as reasonably practicable after transmission of the relevant fax. A communication given or made by way of fax will not be invalidated if the relevant letter is not received by the Charterer.

(b)	in the case of a notice to the Owner to:

”Beteiligungsgesellschaft LPG Tankerflotte mbH & Co. KG”
Palmaille 67
22767 Hamburg
Germany
fax number: (49) 40 38 02 2 489
attention: Gesch’ftsleitung

and shall be effective at the time of receipt by the sender of a successful transmission report. All notices or other communication to be given or made pursuant to this Clause 3.1(b) sent to the Owner by way of fax are also to be confirmed by letter. This letter must be dispatched as soon as reasonably practicable after transmission of the relevant fax. A communication given or made by way of fax will not be invalidated if the relevant letter is not received by the Owner.

4	LAW AND JURISDICTION

4.1	This Guarantee shall be governed by, and construed in all respects in accordance with, the laws of England.

4.2	MCX:

(a)
agrees that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee and that accordingly any suit, action or proceeding (together, “Proceedings”) arising out of or in connection with this Guarantee may be brought in such courts;

(b)
irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in this Clause 4 and any claim that any such Proceedings have been brought in an inconvenient forum;

(c)
hereby irrevocably agrees that any writ, judgment, notice of process or other notice in connection with any Proceedings shall be sufficiently and effectively served on it (i) if delivered to MC Shipping Limited St Magnus House 3 Lower Thames Street London EC3R 6HE in the case of any writ, judgment, notice of process or other notice in connection with Proceedings in England (and if the aforesaid company (or any successor thereto as agent for service of process) for any reason ceases to exist or ceases to have an office in England where process may be served, MCX will forthwith appoint another agent for process with an office in England where process may be served and will forthwith notify the Owner thereof) or (ii) whether in the case of Proceedings in England or elsewhere, if a copy thereof is mailed by registered or certified air mail, postage prepaid, to the address for the time being for the service of notices on it under Clause 3 or (iii) in any other manner permitted by law.

4.3
Nothing contained in this Clause 4 shall limit the right of the Owner to take Proceedings against MCX in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(i)    To the extent that MCX may be entitled in any jurisdiction to claim for itself or its assets immunity from suit, execution, attachment (whether in aid or execution, before judgment or otherwise) or legal process or to the extent that in any such jurisdiction there may be attributed to it or its assets such immunity (whether or not claimed) MCX hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

IN WITNESS WHEREOF this Guarantee has been signed as a deed on behalf of MCX and the Owner

MC Shipping Inc.

SIGNED	)
by	)
its duly appointed attorney in fact	)
for and on behalf of	)
MC Shipping Inc.	)

THE OWNER

SIGNED	)
by	)
its duly appointed attorney in fact	)
for and on behalf of	)
BETEILIGUNGSGESELLSCHAFT LPG	)
TANKERFLOTTE MBH & CO KG	)